Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the Annual Report of Arena Resources, Inc. (the “Company”), on Form 10-KSB/A Amendment No. 1 for the year ended December 31, 2004, as filed, I, William R. Broaddrick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  William R. Broaddrick

William R. Broaddrick
Chief Financial Officer
October 14, 2005